Exhibit 5.1

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April 11, 2006

Cogent Communications Group, Inc.
1015 31st Street N.W.
Washington, D.C. 20007

Ladies and Gentlemen:

        In connection with the registration statement on Form S-3 filed by Cogent Communications Group, Inc., a Delaware corporation (the "Company"), and certain of the Company's direct and indirect subsidiaries which are co-registrants thereto (the "Co-Registrants" and, together with the Company, the "Registrants"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on April 11, 2006 (File No. 333-                        ), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus (as defined below), other than as to the validity of the Securities (as defined below).

        You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration (a) by the Registrants of up to $75,000,000 aggregate offering price of (i) one or more series of senior subordinated or subordinated debt securities of the Company (the "Debt Securities"), which may be guaranteed by one or more of the Registrant or Co-Registrants (collectively, the "Guarantees"), (ii) one or more series of preferred stock, par value $0.001 per share (the "Preferred Stock") of the Company, (iii) shares of common stock, par value $0.001 per share (the "Common Stock") of the Company (the "Company Common Shares") and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"); and (b) by certain selling stockholders (the "Selling Stockholders"), to be identified in one or more Prospectus Supplements, of up to 16,000,000 shares of Common Stock (the "Secondary Common Shares" and, collectively with the Company Common Shares, the "Common Shares"). The Debt Securities, Preferred Stock, Common Shares and Warrants plus any additional Debt Securities, Preferred Stock, Common Shares or Warrants that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable and/or convertible into shares of Common

Stock or Preferred Stock or into another series of Debt Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities and any Guarantee will be executed and delivered pursuant to one or more indentures (collectively, the "Indentures") by and among the Company and/or one or more of the Co-Registrants and a financial institution to be identified therein, as trustee (the "Trustee"), in the form attached as Exhibit 4.4 to the Registration Statement, as such Indentures may be supplemented from time to time.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the authorization, issuance and sale of the Securities, and any related Guarantees, respectively, and for the purposes of this opinion, have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the "DGCL"), in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the State of New York and the DGCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

        1.     The Company has the authority pursuant to its Fifth Amended and Restated Certificate of Incorporation (the "Amended Certificate") to issue up to 75,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, and when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as issued and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Company Common Shares (including any Common Stock of the Company duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock or (3) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock) will be validly issued, fully paid and nonassessable. The Secondary Common Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

        2.     The Company has the authority pursuant to the Amended Certificate to issue up to 10,000 shares of Preferred Stock. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Amended Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as issued and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of such series of Preferred Stock of the Company (including any Preferred Stock of the Company duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (3) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock) will be validly issued, fully paid and nonassessable.

        3.     When (a) the Debt Securities have been duly executed and delivered in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of the applicable Registrant of a resolution in form and content required by applicable law, duly authenticated by the Trustee and duly executed and delivered on behalf of the Registrant issuing such Debt Securities against payment therefor in accordance with the terms and provisions of the resolution of the Board of Directors of the applicable Registrant authorizing the execution and delivery of the Debt Securities and the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Registrant issuing such Debt Securities or result in a default under or breach of any agreement or instrument binding upon such Registrant, and (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant issuing such Debt Securities, whether imposed by any court or governmental or regulatory body having jurisdiction over such Registrant, the Debt Securities (including any Debt Securities duly executed and delivered (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities or (2) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute legally valid and binding obligations of the Registrant issuing such Debt Securities, enforceable against such Registrant in accordance with their terms.

        4.     When (a) the Guarantee delivered by a Registrant (a "Guarantor") and the related Debt Securities have been duly executed and delivered in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of the applicable Registrant in form and content required by applicable law, and such Guarantee has been duly executed and delivered by such Guarantor in accordance with the terms and provisions of the applicable Indenture and of the resolution of the Board of Directors of the applicable Registrant authorizing the issuance of such Guarantee and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, and the Debt Securities have been duly authenticated by the Trustee, duly executed and delivered against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities and the Guarantee as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the terms of the Guarantee as executed and delivered do not violate any law applicable to such Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor, and (iii) the applicable Indenture complies with all requirements and restrictions, if any, applicable to such Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over any Guarantor, such Guarantees will constitute legally valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms.

        5.     When (a) the Warrants have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for the Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions expressed in paragraphs 3, 4 and 5 are further subject to the following limitations, qualifications and exceptions:

          (a)   the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

          (b)   the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

          (c)   the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

          (d)   we express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of New York courts in respect of any action or proceeding arising out of or relating to the applicable Indenture, jurisdiction or venue; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) provisions to the effect that a Guarantor is liable as a primary obligor, and not as a surety; (viii) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

        In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

        We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

        To the extent that the obligations of the Company or the Co-Registrants under the Indentures may be dependent on such matters, we assume for purposes of this opinion that (1) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures and (2) that the status of the Securities and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

        This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,
/s/ Latham & Watkins LLP